Exhibit 21
                     SUBSIDIARIES OF UNION COMMUNITY BANCORP


Subsidiaries of Union Community Bancorp

                    Name                          Jurisdiction of Incorporation
-------------------------------------------       -----------------------------
 Union Federal Savings and Loan Association                  Federal
 UFS Service Corp                                            Indiana


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